EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Form S-8 Registration
Statement Numbers 33-63689, 33-55213, 33-64854, 33-23195, 33-23196, 2-92600
and 2-68548 pertaining to various stock option and incentive plans of Wolverine World Wide, Inc. of our report dated February 14, 1996, with respect to the consolidated financial statements and schedule of Wolverine
World Wide, Inc. and subsidiaries included in the Annual Report on Form 10-K for the fiscal year ended December 30, 1995.


                                             ERNST & YOUNG LLP


Grand Rapids, Michigan
March 25, 1996